Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-184042) of Tsakos Energy Navigation Limited,

(2)	Registration Statement (Form F-3 No. 333-159218, as amended) of Tsakos Energy Navigation Limited,

(3)	Registration Statement (Form F-3 No. 333-111615) of Tsakos Energy Navigation Limited,

(4)	Registration Statement (Form S-8 No. 333-102860) pertaining to the Stock Option Plan of Tsakos Energy Navigation Limited,

(5)	Registration Statement (Form S-8 No. 333-104062) pertaining to the Stock Option Plan of Tsakos Energy Navigation Limited,

(6)	Registration Statement (Form S-8 No. 333-134306, as amended) pertaining to the 2004 Incentive Plan of Tsakos Energy Navigation Limited; and

(7)	Registration Statement (Form S-8 No. 333-183007) pertaining to the 2012 Incentive Plan of Tsakos Energy Navigation Limited.

of our reports dated April 11, 2014 with respect to the consolidated financial statements of Tsakos Energy Navigation Limited and subsidiaries and the effectiveness of internal control over financial reporting of Tsakos Energy Navigation Limited and subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors – Accountants S.A.

Athens, Greece

April 11, 2014